Exhibit 10.3

FIRST AMENDMENT

TO

DDR CORP.

2005 DIRECTORS’ DEFERRED COMPENSATION PLAN

(January 1, 2012 Restatement)

This First Amendment to DDR Corp. 2005 Directors’ Deferred Compensation Plan (January 1, 2012 Restatement) (the “First Amendment”) is effective as of November 30, 2012 (the “Effective Date”).

WHEREAS, DDR Corp. (the “Company”) maintains the DDR Corp. 2005 Directors’ Deferred Compensation Plan (the “Plan”), under an instrument amended and restated effective as of January 1, 2012; and

WHEREAS, the Company desires to amend the Plan.

NOW, THEREFORE, pursuant to the power reserved to the Company in paragraph 8 of the Plan, the Company hereby amends the Plan in the respects hereinafter set forth.

1. As of the Effective Date, the first two sentences of subparagraph 5(a) of the Plan are hereby deleted and replaced with the following:

“A Participant shall elect in writing, at the time such Participant makes each deferral election under subparagraph 4(a), the date on which distribution of the credits to his/her Deferral Account to which the deferral election relates shall commence (the “Commencement Date”) and the method of distribution, as permitted hereunder. Such election shall specify one of the following Commencement Dates:

(i)	the first day of the seventh month after a Termination of Service; or

(ii)	a specified date that is no later than January 1 following the year in which the Participant attains age 75; or

(iii)	the earlier of the two dates specified in clauses (i) and (ii) above.

A “Termination of Service” shall mean a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).”

2. As of the Effective Date, the Plan is hereby amended by inserting the following new paragraph 14 immediately after paragraph 13:

“14. Code Section 409A. Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined pursuant to policies adopted by the Company) on the date of the Participant’s “separation from service” (within the meaning of Treasury Regulation section 1.409A-1(h)) and if any portion of the payments or benefits to be received by the Participant upon his separation from service would constitute a “deferral of compensation” subject to Section 409A of the Code, then to the extent necessary to comply with Section 409A of the Code, amounts that would otherwise be payable to the Participant pursuant to this Plan during the six-month period immediately following the Participant’s separation from service will instead be paid or made available on the first day of the seventh month after the date of the Participant’s separation from service.”

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company has executed this instrument effective this 30th day of November, 2012.

DDR CORP.

By:	/s/ Daniel B. Hurwitz

Title:	C.E.O.